Exhibit 99.1

FOR IMMEDIATE RELEASE

Village Farms International Reports Financial Results for First Quarter 2023

•
Canadian Cannabis Business Maintains Number Two Market Share Position Nationally, Including Number Two Position in Quebec
•
Canadian Cannabis Retail Branded Sales Increase 40% Year-Over-Year, Again Significantly Outpacing Market Growth
•
Canadian Cannabis Business Added Third Export Market with Launch in Germany
•
Fresh Produce Business Delivered Third Consecutive Quarter of Significant Improvement

Vancouver, BC, May 10, 2023 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) today announced its financial results for the first quarter ended March 31, 2023. All figures are in U.S. dollars unless otherwise indicated.

Management Commentary

“The first quarter was a solid start to 2023 as continued strong growth in our Canadian Cannabis business and steady sequential performance in our US Cannabis business were complemented by another quarter of significantly improved results in our Fresh Produce business,” said Michael DeGiglio, Chief Executive Officer, Village Farms.

“Our Canadian Cannabis business delivered 40% year-over-year growth in Retail Branded sales for the first quarter, once again significantly outpacing overall market growth, as we maintained our number two market share position nationally and were one of just three of the top 10 producers to expand market share from the same period last year1. Combined with our ongoing focus on production efficiency and cost management, we achieved our 18th consecutive quarter of positive adjusted EBITDA, with a year-over-year increase of 95%.”

“Canada continues to be an exceptionally difficult environment in which to operate a legal cannabis business profitably, most notably due to the absurd level of taxation relative to all other consumer products, including similarly regulated products like alcohol. The excessive, flat per-gram excise tax is handcuffing the very businesses that can ensure that this historical piece of Canadian legislation is a long-term success. At the same, it is enabling the illicit market to not only survive but flourish. We are disappointed that the federal government has not yet chosen to revisit cannabis taxation in the context of the economic realities of the market, while concurrently choosing to limit proposed tax increases in the already favourably taxed alcohol industry. We implore the federal government to address fair and equitable taxation for the cannabis industry to support safe, regulated product in the hands of adults, and a healthy and competitive legal market that supports profitable investment in jobs and local communities.”

“We continue to focus on, and excel in, what we can control. We are focused on leveraging our commercial, branding and innovation capabilities for additional opportunities in growing, profitable cannabis categories to continue to drive sales growth and market share gains. Importantly, higher margin, rationally taxed export sales from our Canadian Cannabis business grew more than nine-fold year-over-year as we add international markets, including the launch this week of Village Farms-grown products in Germany. We will continue to leverage and exploit our premier unmatched low-cost, high quality Canadian cannabis production, track record of success and reputation to aggressively pursue export and other international opportunities, especially in the face of the challenging Canadian market economics.”

“In our Fresh Produce business, again this quarter we achieved considerable improvement in our operations, which drove a $6.6 million turnaround in adjusted EBITDA. We are benefitting from the first steps in our multi-part plan to return this strategic and important part of our business to profitability. The much improved first quarter, helped by some macro-environment stabilization, continues to support our confidence in substantially improved financial performance from Fresh Produce for this year.”

1. Based on estimated retail sales from HiFyre, other third parties and provincial boards.

First Quarter Financial Highlights

(All comparable periods are for the first quarter of 2022 unless otherwise stated)

Consolidated

•
Consolidated sales decreased 8% year-over-year to $64.7 million from $70.2 million;
•
Operating loss before tax was ($6.1 million) compared with ($8.3 million);
•
Consolidated net loss was ($6.6 million), or ($0.06) per share, compared with ($6.5 million), or ($0.07) per share;
•
Consolidated adjusted EBITDA, a non-GAAP measure, improved to $0.5 million from negative ($6.1 million); and,
•
The Pure Sunfarms revolving and non-revolving credit facilities were extended to a maturity date of February 7, 2026 under the same terms, conditions and covenants as the original facilities maturing on February 7, 2024.

Cannabis Segment

•
Total Cannabis segment net sales increased 4% year-over-year to $30.1 million, representing 47% of total Village Farms’ sales;
•
Total Cannabis segment net loss was ($0.5 million), compared to net income of $1.3 million; and,
•
Total Cannabis segment adjusted EBITDA was $3.8 million compared with $2.7 million.

Canadian Cannabis (Pure Sunfarms and Rose LifeScience)

•
Canadian Cannabis net sales increased 23% (on a constant currency basis) to a $25.1 million (C$34.0 million) from $21.8 million (C$27.6 million);
•
Canadian Cannabis retail branded sales increased 40%;
•
Canadian Cannabis international (export) sales increased 943%;
•
Canadian Cannabis gross margin was 33%;
•
Canadian Cannabis net loss was ($0.1 million) compared with net income of $1.0 million; and,
•
Canadian Cannabis adjusted EBITDA increased 95% (on a constant currency basis) to $3.9 million (C$5.3 million).

U.S. Cannabis (Balanced Health Botanicals)

•
U.S. Cannabis net sales were $5.0 million, with gross margin of 65.1%, net loss of ($0.4 million) and adjusted EBITDA loss of ($0.1 million).

Village Farms Fresh (Produce)

•
Sales were $34.6 millioncompared with $41.3 million;
•
Net loss was ($2.6 million) compared with a net loss of ($5.6 million); and,

•
Adjusted EBITDA improved significantly to negative ($1.0 million) from negative ($6.2 million) and was the third consecutive quarter of significant sequential improvement.

Strategic Growth and Operational Highlight

Canadian Cannabis

•
Remained the number two ranked cannabis producer nationally and Rose LifeScience remained the number two producer for Quebec by market share for the first quarter of 20231;
•
Remained the number one ranked cannabis producer in the dried flower category in Canada; and,
•
Rose LifeScience added HEXO to its commercialization and distribution portfolio for Quebec.

1. Based on estimated retail sales from HiFyre, other third parties and provincial boards.

U.S. Cannabis

•
Balanced Health Botanicals again received an A-rating by NSF, a highly reputable third-party assessor of production safety standards; and,
•
Village Farms filed an application for a Texas medicinal cannabis license subsequent to quarter end. The Company is encouraged by the potential to contribute its cannabis expertise, decades of investment in Texas and deep agriculture roots to any future plans by the State to award additional licenses. If awarded, the Company will work with the listing authorities with respect to an acceptable ownership structure.

International Cannabis

•
Pure Sunfarms’ first shipment to Germany was successfully received by a local partner subsequent to quarter end and is now available to German medicinal patients. In addition, both Israeli and German partners have placed follow on orders.

Canadian Cannabis Performance Summary

(in millions except % metrics)	Three Months Ended March 31,
	2023		2022		Change of C$
	C$	US$	C$	US$
Total Net Sales	$34.0	$25.1	$27.6	$21.8	+23%
Total Cost of Sales	$22.5	$16.7	$15.6	$12.3	+44%
Gross Margin	$11.5	$8.4	$12.0	$9.5	-4%
Gross Margin %	33%	33%	44%	44%	-25%
Adjusted Gross Margin[1]	$11.5	$8.4	$9.5	$7.5	-21%
Adjusted Gross Margin %[1]	33%	33%	34%	34%	-3%
SG&A2	$9.3	$6.8	$9.3	$7.3	—
Net income (loss)	($0.1)	($0.1)	$1.3	$1.0	N/A
Adjusted EBITDA[3]	$5.3	3.9	$2.7	$2.1	+95%
Adjusted EBITDA Margin[4]	16%	16%	10%	10%	+60%

1 Adjusted gross margin for Q1 2022 excludes C$2.6 million (US$2.1 million) positive inventory adjustment from the revaluation of inventory to fair value. Adjusted gross margin is not a recognized earnings measure and does not have a standard meaning prescribed in by GAAP.

2 SG&A for Q1 2023 includes share-based compensation of C$260,000 compared with C$464,000 for Q1 2022.

3 Adjusted EBITDA is not a recognized earnings measure and does not have a standard meaning prescribed in by GAAP.

Canadian Cannabis’ Percent of Sales by Channel

(in millions except % metrics)	Three months ended March 31,				Change of C$
	2023		2022
	C$	US$	C$	US$
Retail Branded Sales	$46.7	$34.5	$31.5	$24.9	+48%
International Sales	$2.3	$1.7	$0.2	$0.2	+1050%
Non-Branded Sales	$3.1	$2.3	$6.2	$4.9	-50%
Other	$0.5	$0.4	$1.0	$.8	-50%
Less: Excise Taxes	($18.6)	($13.8)	($11.4)	($9.0)	+63%
Net Sales	$34.0	$25.1	$27.5	$21.8	+24%

Presentation of Financial Results

The Company’s financial statements for the three months ended March 31, 2023, as well as the comparative period for 2022, have been prepared and presented under United States Generally Accepted Accounting Principals (“GAAP”).

RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

Consolidated Financial Performance

	Three Months Ended March 31,
	2023	2022
Sales	$64,656	$70,156
Cost of sales	(52,356)	(60,252)
Gross margin	12,300	9,904
Selling, general and administrative expenses	(17,405)	(17,935)
Interest expense	(1,133)	(683)
Interest income	196	110
Foreign exchange (loss) gain	(69)	319
Other expense, net	30	(8)
Operating loss before income tax	(6,081)	(8,293)
(Provision for) recovery of income taxes	(634)	1,666
Loss from consolidated entities	(6,715)	(6,627)
Less: net loss attributable to non-controlling interests, net of tax	79	162
Loss from equity method investments	—	(52)
Net loss attributable to Village Farms International Inc.	$(6,636)	$(6,517)
Adjusted EBITDA[1]	$519	$(6,111)
Basic loss per share	$(0.06)	$(0.07)
Diluted loss income per share	$(0.06)	$(0.07)

1 Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recuring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience since acquisition.

We caution that our results of operations for the three months ended March 31, 2023 and 2022 may not be indicative of our future performance, particularly in light of global inflation and lingering supply-chain shortages due to the Ukrainian conflict.

SEGMENTED RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	For The Three Months Ended March 31, 2023
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Sales	$34,567	$25,112	$4,977	$—	$—	$64,656
Cost of sales	(33,952)	(16,658)	(1,739)	(7)	—	(52,356)
Selling, general and administrative expenses	(2,916)	(6,848)	(3,617)	(29)	(3,995)	(17,405)
Other (expense) income, net	(544)	(604)	3	—	169	(976)
Operating (loss) income	(2,845)	1,002	(376)	(36)	(3,826)	(6,081)
Recovery of (provision for) income taxes	226	(1,138)	—	—	278	(634)
Loss from consolidated entities	(2,619)	(136)	(376)	(36)	(3,548)	(6,715)
Less: net loss attributable to non-controlling interests, net of tax	—	31	—	—	48	79
Net loss	$(2,619)	$(105)	$(376)	$(36)	$(3,500)	$(6,636)
Adjusted EBITDA (1)	$(995)	$3,910	$(151)	$(36)	$(2,209)	$519
Basic loss per share	$(0.03)	$(0.00)	$(0.00)	$(0.00)	$(0.03)	$(0.06)
Diluted loss per share	$(0.03)	$(0.00)	$(0.00)	$(0.00)	$(0.03)	$(0.06)

	For The Three Months Ended March 31, 2022
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Sales	$41,349	$21,769	$7,043	$(5)	$—	$70,156
Cost of sales	(45,520)	(12,259)	(2,331)	(142)	—	(60,252)
Selling, general and administrative expenses	(3,140)	(7,300)	(4,391)	(32)	(3,072)	(17,935)
Other (expense) income, net	(30)	(746)	—	(6)	520	(262)
Operating (loss) income	(7,341)	1,464	321	(185)	(2,552)	(8,293)
Recovery of (provision for) income taxes	1,715	(639)	—	—	590	1,666
(Loss) income from consolidated entities	(5,626)	825	321	(185)	(1,962)	(6,627)
Less: net loss attributable to non-controlling interests, net of tax	—	162	—	—	—	162
Loss from equity method investments	—	—	(52)			(52)
Net (loss) income	$(5,626)	$987	$269	$(185)	$(1,962)	$(6,517)
Adjusted EBITDA (1)	$(6,201)	$2,104	$580	$(59)	$(2,535)	$(6,111)
Basic (loss) income per share	$(0.06)	$0.01	$0.00	$(0.00)	$(0.02)	$(0.07)
Diluted (loss) income per share	$(0.06)	$0.01	$(0.00)	$(0.00)	$(0.02)	$(0.07)

1 Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recuring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience.

A detailed discussion of our consolidated and segment results can be found in the 10Q MD&A on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Reconciliation of Net Income to Adjusted EBITDA

The following tables reflects a reconciliation of net income to Adjusted EBITDA, as presented by the Company:

	For The Three Months Ended March 31, 2023
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Net loss	$(2,619)	$(105)	$(376)	$(36)	$(3,500)	$(6,636)
Add:
Amortization	1,254	1,790	139	—	61	3,244
Foreign currency exchange loss (gain)	53	(13)	19	—	(26)	33
Interest expense (income), net	543	561	(24)	—	(143)	937
(Recovery of) provision for income taxes	(226)	1,138	—	—	(278)	634
Share-based compensation	—	144	90	—	1,449	1,683
Amortization for JVs	—	332	—	—	228	560
Foreign currency exchange loss (gain) for JVs	—	1	—	—	-	1
Share-based compensation for JV's	—	34	—	—	—	34
Other expense, net for JV's	—	(6)	—	—	—	(6)
Deferred financing fees	—	34	—	—	—	34
Other expense, net	—	-	1	—	—	1
Adjusted EBITDA (2)	$(995)	$3,910	$(151)	$(36)	$(2,209)	$519

	For The Three Months Ended March 31, 2022
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Net (loss) income	$(5,626)	$987	$269	$(185)	$(1,962)	$(6,517)
Add:
Amortization	1,259	1,302	141	—	—	2,702
Foreign currency exchange loss (gain)	—	89	—	2	(410)	(319)
Interest expense (income), net	—	581	—	4	(12)	573
(Recovery of) provision for income taxes	(1,715)	639	—	—	(590)	(1,666)
Share-based compensation	—	367	95	—	502	964
Interest expense for JV's	—	—	13	—	—	13
Amortization for JVs	—	94	—	—	—	94
Foreign currency exchange loss for JVs	—	29	—	—	—	29
Deferred financing fees	—	66	—	—	—	66
Purchase price adjustment [1]	—	(2,050)	—	—	—	(2,050)
Other expense, net	(119)	—	62	120	(63)	—
Adjusted EBITDA [2]	$(6,201)	$2,104	$580	$(59)	$(2,535)	$(6,111)

1 The purchase price adjustment reflects the (C$2,594) US$2,050 positive inventory adjustment from the revaluation of inventory to fair value at the acquisition date of November 2, 2020.

2 Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA includes the 70% interest in Rose LifeScience since acquisition and 65% interest in VFH.

This press release is intended to be read in conjunction with the Company’s Consolidated Financial Statements ("Financial Statements”) and Management’s Discussion & Analysis ("MD&A”) for the three months ended March 31, 2023 in the Company Form 10-Q, which will be filed on (www.sec.gov/edgar.shtml) and SEDAR (www.sedar.com) and will be available at www.villagefarms.com.

Conference Call

Village Farms’ management team will host a conference call to discuss its first quarter financial results today, Wednesday May 10, 2023, at 8:30 a.m. ET. Participants can access the conference call via a webcast at Village Farms First Quarter 2023 Conference Call Webcast or on the Company website at Village Farms - Events. Participants wanting to access the conference call by telephone must register in advance at Village Farms First Quarter 2023 Conference Call to receive telephone dial-in information.

The live question and answer session will be limited to analysts, however others are invited to submit their questions ahead of the conference call via email at investorrelations@villagefarms.com. Management will address questions received via email as part of the conference call question and answer session as time permits.

Conference Call Archive Access Information

For those unable to participate in the conference call at the scheduled time, it will be archived for replay beginning approximately one hour following completion of the call on Village Farms’ web site at http://villagefarms.com/investor-relations/investor-calls.

Village Farms leverages decades of experience as a large-scale, Controlled Environment Agriculture-based, vertically integrated supplier for high-value, high-growth plant-based Consumer Packaged Goods opportunities, with a strong foundation as a leading fresh produce supplier to grocery and large-format retailers throughout the US and Canada, and new high-growth opportunities in the cannabis and CBD categories in North America and selected markets internationally.

In Canada, the Company's wholly-owned Canadian subsidiary, Pure Sunfarms, is one of the single largest cannabis operations in the world, the lowest-cost greenhouse producer and one of Canada’s best-selling brands. The Company also owns 70% of Québec-based, Rose LifeScience, a leading third-party cannabis products commercialization expert in the Province of Québec,

In the US, wholly-owned Balanced Health Botanicals is one of the leading CBD brands and e-commerce platforms in the country. Subject to compliance with all applicable US federal and state laws and stock exchange rules, Village Farms plans to enter the US high-THC cannabis market via multiple strategies, leveraging one of the largest greenhouse operations in the country (more than 5.5 million square feet in West Texas), as well as the operational and product expertise gained through Pure Sunfarms' cannabis success in Canada.

Internationally, Village Farms is targeting selected, nascent, legal cannabis and CBD opportunities with significant medium- and long-term potential, with an initial focus on the Asia-Pacific region and Europe.

Cautionary Statement Regarding Forward-Looking Information

As used in this Press Release, the terms “Village Farms”, “Village Farms International”, the “Company”, “we”, “us”, “our” and similar references refer to Village Farms International, Inc. and our consolidated subsidiaries, and the term “Common Shares” refers to our common shares, no par value. Our financial information is presented in U.S. dollars and all references in this Press Release to “$” means U.S. dollars and all references to “C$” means Canadian dollars.

This Press Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the safe harbor created by those sections. This Press Release also contains "forward-looking information" within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively as "forward-looking statements". Forward-looking statements may relate to the Company's future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable or produce industry and the cannabis industry and market are forward-looking statements. In some cases, forward-looking information can be identified by such terms as "can", "outlook", "may", "might", "will", "could", "should", "would",

"occur", "expect", "plan", "anticipate", "believe", "intend", "try", "estimate", "predict", "potential", "continue", "likely", "schedule", "objectives", or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this Press Release are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Pure Sunfarms, Inc. (“Pure Sunfarms”), Rose LifeScience Inc. (“Rose” or “Rose LifeScience”) and Balanced Health Botanicals, LLC (“Balanced Health”); the legal status of the cannabis business of Pure Sunfarms and Rose and the hemp business of Balanced Health; risks relating to the integration of Balanced Health and Rose into our consolidated business; risks relating to obtaining additional financing on acceptable terms, including our dependence upon credit facilities and dilutive transactions; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; our market position and competitive position; our ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses required under the Cannabis Act (Canada), the Criminal Code and other Acts, S.C. 2018, C. 16 (Canada) for its Canadian operational facilities, and changes in our regulatory requirements; legal and operational risks relating to expected conversion of our greenhouses to cannabis production in Canada and in the United States; risks related to rules and regulations at the U.S. Federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; rising interest rates; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Press Release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company's control, which may cause the Company's or the industry's actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company's filings with securities regulators, including this Press Release.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Press Release relate only to events or information as of the date on which the statements are made in this Press Release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Information

Lawrence Chamberlain Investor Relations LodeRock Advisors (416) 519-4196 lawrence.chamberlain@loderockadvisors.com

Village Farms International, Inc.

Condensed Consolidated Statements of Financial Position

(In thousands of United States dollars, except share data)

(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$29,884	$16,676
Restricted cash	5,000	5,000
Trade receivables	26,796	27,558
Inventories	75,034	70,582
Other receivables	265	309
Income tax receivable	3,339	6,900
Prepaid expenses and deposits	5,897	5,959
Total current assets	146,215	132,984
Non-current assets
Property, plant and equipment	205,848	207,701
Investments	2,109	2,109
Goodwill	66,285	66,225
Intangibles	36,810	37,157
Deferred tax asset	4,201	4,201
Right-of-use assets	8,662	9,132
Other assets	5,833	5,776
Total assets	$475,963	$465,285
LIABILITIES
Current liabilities
Line of credit	$4,000	$7,529
Trade payables	18,459	24,894
Current maturities of long-term debt	9,504	9,646
Accrued sales taxes	13,746	11,594
Accrued loyalty program	2,139	2,060
Accrued liabilities	14,392	13,064
Lease liabilities - current	1,966	1,970
Other current liabilities	1,734	1,458
Total current liabilities	65,940	72,215
Non-current liabilities
Long-term debt	42,526	43,821
Deferred tax liability	19,062	19,756
Lease liabilities - non-current	7,314	7,785
Other liabilities	1,830	1,714
Total liabilities	136,672	145,291
Commitments and contingencies
MEZZANINE EQUITY
Redeemable non-controlling interest	16,134	16,164
SHAREHOLDERS’ EQUITY
Common stock, no par value per share - unlimited shares authorized; 110,238,929 shares issued and outstanding at March 31, 2023 and 91,788,929 shares issued and outstanding at December 31, 2022.	386,719	372,429
Additional paid in capital	24,232	13,372
Accumulated other comprehensive loss	(7,509)	(8,371)
Retained earnings	(81,003)	(74,367)
Total Village Farms International, Inc. shareholders’ equity	322,439	303,063
Non-controlling interest	718	767
Total shareholders’ equity	323,157	303,830
Total liabilities, mezzanine equity and shareholders’ equity	$475,963	$465,285

Village Farms International, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands of United States dollars, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Sales	$64,656	$70,156
Cost of sales	(52,356)	(60,252)
Gross margin	12,300	9,904
Selling, general and administrative expenses	(17,405)	(17,935)
Interest expense	(1,133)	(683)
Interest income	196	110
Foreign exchange (loss) gain	(69)	319
Other income (expense)	30	(8)
Loss before taxes and loss from equity method investments	(6,081)	(8,293)
(Provision for) recovery of income taxes	(634)	1,666
Loss from equity method investments	—	(52)
Loss including non-controlling interests	(6,715)	(6,679)
Less: net loss attributable to non-controlling interests, net of tax	79	162
Net loss attributable to Village Farms International, Inc.	$(6,636)	$(6,517)
Basic loss per share attributable to Village Farms International, Inc. shareholders	$(0.06)	$(0.07)
Diluted loss per share attributable to Village Farms International, Inc. shareholders	$(0.06)	$(0.07)
Weighted average number of common shares used in the computation of net loss per share (in thousands):
Basic	104,097	88,376
Diluted	104,097	88,376
Loss including non-controlling interests	$(6,715)	$(6,679)
Other comprehensive income:
Foreign currency translation adjustment	862	461
Comprehensive loss including non-controlling interests	(5,853)	(6,218)
Comprehensive loss (income) attributable to non-controlling interests	(42)	162
Comprehensive loss attributable to Village Farms International, Inc. shareholders	$(5,895)	$(6,056)

Village Farms International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands of United States dollars)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows used in operating activities:
Net loss	$(6,636)	$(6,517)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,986	3,128
Amortization of deferred charges	34	66
Share of loss from joint ventures	—	52
Net loss attributable to non-controlling interest	(79)	—
Interest expense	1,133	683
Interest income	(196)	(110)
Interest paid on long-term debt	(1,511)	(747)
Unrealized foreign exchange gain/loss	(13)	113
Loss on disposal of assets	4	—
Operating lease liabilities	(4)	(116)
Share-based compensation	1,732	964
Deferred income taxes	(734)	(2,062)
Changes in non-cash working capital items	(1,384)	(5,091)
Net cash used in operating activities	(3,668)	(9,637)
Cash flows used in investing activities:
Purchases of property, plant and equipment	(1,076)	(5,263)
Note receivable	—	(3,442)
Net cash used in investing activities	(1,076)	(8,705)
Cash flows provided by financing activities:
Proceeds from borrowings	—	2,120
Repayments on borrowings	(4,788)	(983)
Proceeds from issuance of common stock and warrants	24,772	—
Issuance costs	(1,437)	—
Proceeds from exercise of stock options	83	176
Payments on capital lease obligations	—	(301)
Net cash provided by financing activities	18,630	1,012
Effect of exchange rate changes on cash and cash equivalents	(678)	96
Net increase (decrease) in cash, cash equivalents and restricted cash	13,208	(17,234)
Cash, cash equivalents and restricted cash, beginning of period	21,676	58,667
Cash, cash equivalents and restricted cash, end of period	$34,884	$41,433